EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We conent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-62402) pertaining to the 1991 Incentive Stock Option Plan, Stock Grants and Non-Qualified Stock Option Agteements, the Registration Statement on Form S-8 (No. 33-93546) pertaining to the 1994 Stock Option Plan, 1994 Director Stock Option Plan and the Written Compensation Agreement with R. David Ridgeway, the Registration Statement on Form S-8 (no. 333-21699) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-21701) pertaining to the 1996 Employee Stock Purchase Plan and Non-Qualified Stock Option Agreements, the Registration Statement on Form S-3 (No. 333-06865) pertaining to the registration of 1,614,802 shares of common stock, the Registration Statement on Form S-3 (No. 333-21117) pertaining to the registration of 493,895 shares of common stock, the Registration Statement on Form S-3 (No. 333-28315) pertaining to the registration of 318,607 shares of common stock, the Registration Statement on Form S-4 (No. 333-18575) pertaining to the registration of 5,000,000 shares of common stock and $5,000,000 of debt securities, the Registration Statement on Form S-3 (No. 333-53327) pertaining to the registration of 421,528 shares of common stock, the Registration Statement on Form S-3 (No. 333-60637) pertaining to the registration of 1,590,500 shares of common stock, the Registration Statement on Form S-3 (No. 333-67381) pertaining to the registration of 150,000 shares of common stock of Children's Broadcasting Corporation of our report dated March 4, 1999, with respect to the audited financial statements included in the Annual Reports (Forms 10-KSB) for the years ended December 31, 1997 and December 31, 1998.




                                       /s/ BDO Seidman, LLP
                                       BDO Seidman, LLP

Milwaukee, Wisconsin
March 31, 1999